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                                                                     Exhibit 5.1

                                 [Letterhead of]

                             CRAVATH, SWAINE & MOORE
                                [New York Office]

                                                                    May 24, 2000

                               24/7 MEDIA, INC.
                      REGISTRATION STATEMENT ON FORM S-4
                         (REGISTRATION NO. 333-35306)

Ladies and Gentlemen:

            We have acted as counsel for 24/7 Media, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-4 (Registration No. 333-35306) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") with respect to the registration of shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company under the Securities Act of 1933 (the "Act").

            In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion.

            Based on the foregoing, we are of the opinion that the Company has the corporate power and authority under the General Corporation Law of the State of Delaware and under its Certificate of Incorporation and By-laws to issue the Shares, that the Shares will be validly authorized shares of Common Stock, and when issued and paid for in the manner referred to in the Merger Agreement, will be legally issued, fully paid and nonassessable.

            We are admitted to practice law in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York, the General Corporation Law of the State of
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Delaware and the Federal law of the United States of America.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we further consent to the use of our name under the caption "Legal Matters" in the Joint Proxy Statement-Prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                                 Very truly yours,

                                                 /s/ Cravath, Swaine & Moore



24/7 Media, Inc.
    1250 Broadway
        New York, NY 10001